UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2019

Harrow Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35814	45-0567010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

(858) 704-4040

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HROW	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

On May 17, 2019, Harrow Health, Inc. (the “Company”) filed a current report on Form 8-K with the Securities and Exchange Commission disclosing the outcome of a federal jury trial related to a lawsuit filed by Allergan USA, Inc. (“Allergan”) in the U.S. District Court for the Central District of California (the “Lawsuit”).

On October 2, 2019, Allergan and the Company filed a joint stipulation to voluntarily dismiss each parties’ respective pending appeals arising out of the Lawsuit. No economic consideration was exchanged between the parties related to the filing of the joint stipulation. This formally resolved all pending disputes between the parties, as well as potential future legal fee expenditures connected to this matter.

The Company does not expect the outcome of this litigation to materially change the business plans or future prospects of its wholly-owned subsidiary business, ImprimisRx.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW HEALTH, INC.

Date: October 3, 2019	By:	/s/ Andrew R. Boll
Andrew R. Boll
Chief Financial Officer